EXHIBIT 99.1

Table of Contents

Earnings Release and Table Listing

  Earnings release narrative
  Balance sheet
  Income statement
  Selected financial data
    Net income (loss) by business segment
    Selected financial ratios
    Asset activity
    Capital ratios (Bank only)
    Book value per share
    Number of branches
    Average balance sheet data
    Loan and deposit related fees
    Net gains (losses) on sales of loans and mortgage-backed securities
    Loan servicing income (loss), net
    Mortgage servicing rights activity
    Mortgage loans serviced for others
    Loans held for investment
    Loans helf for sale, net
    Delinquent loans
    Non-performing assets

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Thomas E. Prince Chief Financial Officer (949)509-4440

DOWNEY ANNOUNCES THIRD QUARTER EARNINGS

          Newport Beach, California - October 16, 2002 - Downey Financial Corp. (NYSE: DSL) reported that net income for the third quarter of 2002 totaled $14.5 million or $0.52 per share on a diluted basis, compared to $21.8 million or $0.77 per share in the year-ago third quarter. During the current third quarter, 212,300 shares of common stock were repurchased at an average price per share of $41.04, leaving $41 million of the previously announced $50 million authorization available for future share repurchases.

          For the first nine months of 2002, net income totaled $72.1 million or $2.56 per share on a diluted basis, compared to $81.1 million or $2.86 per share for the first nine months of 2001.

          Both the current quarter and year-to-date results were adversely impacted by additions to the valuation allowance for mortgage servicing rights, as the fair value of those rights declined during the quarter due to an approximate 120 basis point decline in long-term interest rates. As previously disclosed, mortgage servicing rights are not hedged. The pre-tax addition to the valuation allowance in the current quarter was $18.0 million, up from $11.9 million in the year-ago third quarter; bringing the year-to-date addition to $34.1 million, compared to $22.5 million a year ago. The decline in long-term interest rates resulted in an increase in the projected rate at which loans serviced for others are expected to prepay, thereby shortening their expected average life. In addition, the decline in interest rates also reduced the expected value of associated custodial accounts. At September 30, 2002, loans serviced for others totaled $7.5 billion and the net book value of mortgage servicing rights totaled $47 million, net of a valuation allowance of $37 million.

          Daniel D. Rosenthal, President and Chief Executive Officer commented, "The continued drop in long-term interest rates during the quarter not only adversely impacted the carrying value of our mortgage servicing rights, it also adversely impacted this quarter’s results from our sale of loans into the secondary market. Although the low interest rate environment continued to result in high loan prepayments, we were able to originate for portfolio more loans than prepaid, resulting in a three month portfolio growth of $154 million, or about 6% on an annualized basis."

          Net interest income totaled $77.0 million in the third quarter of 2002, up $3.5 million or 4.8% between third quarters. The increase reflected higher interest-earning assets, which averaged $10.9 billion in the current quarter, up 5.6% from a year ago. The effective interest rate spread averaged 2.83% in the third quarter, slightly below 2.85% a year ago. For the first nine months of 2002, net interest income totaled $232.0 million, up $6.2 million or 2.7% from a year ago.

          Provision for loan losses totaled $0.5 million in the current quarter, down $0.3 million from the year-ago third quarter. The allowance for loan losses was $35 million at September 30, 2002, compared to $36 million at year-end 2001. Net charge-offs totaled $1.4 million in the third quarter of 2002, compared to less than $0.1 million a year ago. The increase from a year ago primarily reflects a $1.2 million charge-off in the current quarter of a commercial real estate loan for which a short-pay was accepted in full consideration of the loan obligation. Provision for loan losses was $0.8 million and net charge-offs were $2.1 million for the first nine months of 2002. That compares to a provision for loan losses of $1.3 million and net charge-offs of $0.7 million in the year-ago period.

          A loss of $4.8 million was recognized in total other income in the current quarter, compared to income of $7.1 million in the year-ago third quarter. The $11.8 million unfavorable change reflects several items. First, the loss from loan servicing increased $7.2 million from the year-ago quarter to $19.0 million, due primarily to a larger addition to the valuation allowance for mortgage servicing rights noted above. Second, a loss of $1.0 million was recognized in the current quarter from the sale of loans and mortgage servicing rights, compared to income of $4.3 million a year ago. Included in the current quarter loss was a $2.7 million loss associated with the FAS 133 impact of valuing derivatives associated with the sale of loans. Excluding the FAS 133 loss, a gain of $1.7 million or 0.11% of loans sold was realized. This result is below recent quarters due, in part, to lower values of mortgage servicing rights being recognized on loans sold with servicing retained, given the decline that occurred in long-term interest rates between the time the fixed rate was committed to the borrower and when the loan was sold. Also contributing to the decline in total other income was a $1.4 million decline in loan and deposit related fees due primarily to a $2.9 million decline in loan prepayment fees. Partially offsetting those declines was a $1.7 million increase in income from real estate held for investment due to higher gains from sales. For the first nine months of 2002, total other income was $30.7 million, down $4.7 million from a year-ago.

          Operating expense totaled $46.6 million in the current quarter, up $4.7 million or 11.1% from the third quarter of 2001, because of higher general and administrative expense. The increase was primarily due to higher costs associated with the increased number of branch locations and higher loan origination activity. For the first nine months of 2002, operating expense totaled $137.0 million, up $17.6 million from the same period of 2001.

          Single family loan originations totaled a record $2.832 billion in the third quarter of 2002, up 42.4% from the $1.988 billion originated in the third quarter of 2001. Of the current quarter total, $1.032 billion represented originations of loans for portfolio, of which $150 million represented subprime credits. At quarter end, the subprime portfolio totaled $1.4 billion, with an average loan-to-value ratio at origination of 75% and, of the total, 85% represented "A-" credits, an improvement from 79% at year-end 2001. In addition to single family loans, $43 million of other loans were originated in the quarter.

          At September 30, 2002, assets totaled $12.5 billion, up $1.8 billion or 16.8% from a year ago. Included in the total were $1.0 billion of 30-year fixed rate mortgage-backed securities purchased in late September, of which about half were funded by quarter end with short-term borrowings, while the other half settles in mid-October. These securities were purchased due to a net interest spread of over 3% given the steepness in the yield curve. However, the securities were sold in early October due to interest rate volatility and the potential adverse impact market interest rate changes could have on the carrying value of the investment. Approximately $0.8 million was earned on these securities while owned, virtually all of which will be recognized in the fourth quarter.

          Deposits totaled $9.1 billion at September 30, 2002, up 2.1% from the year-ago level. During the quarter, one new traditional and seven new in-store branches were opened, increasing total branches to 156, of which 85 were in-store. At quarter end, the average deposit size of our traditional branches was $105 million, while the average deposit size of our in-store branches was $19 million ($21 million excluding the 18 new in-store branches opened within the past 12 months).

          Non-performing assets increased $5 million during the quarter to $89 million, or 0.71% of total assets (0.77% excluding the above mentioned mortgage-backed securities sold in early October). Residential non-performers increased $9 million during the quarter, of which $6 million was associated with subprime loans. That increase was partially offset by a $4 million decline in commercial real estate non-performers due to the previously mentioned short-pay accepted in full satisfaction of a loan obligation.

          At September 30, 2002, Downey Financial Corp.’s primary subsidiary, Downey Savings and Loan Association, F.A., had core and tangible capital ratios of 6.36% and a risk-based capital ratio of 13.65%. These capital levels were well above the "well capitalized" standards of 5% and 10%, respectively, as defined by regulation.

          Certain statements in this release may constitute "forward looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risk and uncertainties. Downey’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality and government regulation.

          For further information contact: Thomas E. Prince, Executive Vice President and Chief Financial Officer at (949)509-4440.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,	September 30,
(Dollars in Thousands, Except Per Share Data)	2002	2001	2001

Assets
Cash	$135,493	$106,079	$103,000
Federal funds	16,702	37,001	2,401

Cash and cash equivalents	152,195	143,080	105,401
U.S. Treasury securities, agency obligations and other investment
securities available for sale, at fair value	267,243	402,355	296,204
Municipal securities held to maturity, at amortized cost (estimated fair value of $6,372 at September 30, 2002, $6,373 at
December 31, 2001 and $6,533 at September 30, 2001)	6,387	6,388	6,549
Loans held for sale, at lower of cost or fair value	665,587	499,024	373,489
Mortgage-backed securities available for sale, at fair value	1,019,030	118,981	4,562
Loans receivable held for investment	10,000,420	9,514,408	9,534,438
Investments in real estate and joint ventures	40,371	38,185	38,043
Real estate acquired in settlement of loans	15,441	15,366	11,870
Premises and equipment	113,258	111,762	106,488
Federal Home Loan Bank stock, at cost	116,041	113,139	111,649
Mortgage servicing rights, net	46,912	56,895	37,507
Other assets	75,197	85,447	90,094

	$12,518,082	$11,105,030	$10,716,294

Liabilities and Stockholders’ Equity
Deposits	$9,056,932	$8,619,566	$8,868,782
Federal Home Loan Bank advances and other borrowings	1,869,789	1,522,712	927,427
Accounts payable and accrued liabilities	618,068	67,431	67,392
Deferred income taxes	62,680	41,425	34,218

Total liabilities	11,607,469	10,251,134	9,897,819

Company obligated mandatorily redeemable capital securities of subsidiary trust holding solely junior subordinated debentures
of the Company ("Capital Securities")	120,000	120,000	120,000
Stockholders’ equity:
Preferred stock, par value of $0.01 per share; authorized 5,000,000
shares; outstanding none	-	-	-
Common stock, par value of $0.01 per share; authorized 50,000,000 shares; issued 28,235,022 shares at September 30, 2002 and 28,213,048
shares at December 31, 2001 and September 30, 2001	282	282	282
Additional paid-in capital	93,792	93,400	93,400
Accumulated other comprehensive income (loss)	274	(239)	897
Retained earnings	704,978	640,453	603,896
Treasury stock, at cost, 212,300 shares at September 30, 2002	(8,713)	-	-

Total stockholders’ equity	790,613	733,896	698,475

	$12,518,082	$11,105,030	$10,716,294

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

(Dollars in Thousands, Except Per Share Data)	2002	2001	2002	2001

Interest income
Loans receivable	$150,987	$187,867	$459,712	$604,449
U.S. Treasury securities and agency obligations	2,190	3,727	7,386	12,259
Mortgage-backed securities	287	62	2,503	277
Other investments	1,460	2,040	5,146	7,912

Total interest income	154,924	193,696	474,747	624,897

Interest expense
Deposits	59,598	107,033	188,354	336,220
Borrowings	15,314	10,176	45,226	53,700
Capital securities	3,040	3,040	9,122	9,122

Total interest expense	77,952	120,249	242,702	399,042

Net interest income	76,972	73,447	232,045	225,855
Provision for loan losses	471	791	812	1,274

Net interest income after provision for loan losses	76,501	72,656	231,233	224,581

Other income, net
Loan and deposit related fees	11,848	13,274	34,762	37,640
Real estate and joint ventures held for investment, net	2,407	746	6,420	2,438
Secondary marketing activities:
Loan servicing loss, net	(18,963)	(11,771)	(35,168)	(22,854)
Net gains (losses) on sales of loans and mortgage-backed securities	(971)	4,234	22,126	15,383
Net gains on sales of mortgage servicing rights	-	87	306	758
Net gains on sales of investment securities	-	3	209	242
Other	913	497	2,034	1,759

Total other income (loss), net	(4,766)	7,070	30,689	35,366

Operating expense
Salaries and related costs	29,067	24,943	86,819	72,860
Premises and equipment costs	7,916	6,628	22,803	18,713
Advertising expense	1,066	939	3,692	3,242
Professional fees	91	2,432	888	4,613
SAIF insurance premiums and regulatory assessments	765	786	2,313	2,259
Other general and administrative expense	7,474	5,981	20,035	17,293

Total general and administrative expense	46,379	41,709	136,550	118,980

Net operation of real estate acquired in settlement of loans	110	110	79	2
Amortization of excess cost over fair value of branch acquisitions	111	116	336	344

Total operating expense	46,600	41,935	136,965	119,326

Income before income taxes	25,135	37,791	124,957	140,621
Income taxes	10,631	16,025	52,830	59,536

Net income	$14,504	$21,766	$72,127	$81,085

PER SHARE INFORMATION

Basic	$0.52	$0.77	$2.56	$2.87

Diluted	$0.52	$0.77	$2.56	$2.86

Cash dividends declared and paid	$0.09	$0.09	$0.27	$0.27

Weighted average diluted shares outstanding	28,132,199	28,278,485	28,229,288	28,274,894

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

(Dollars in Thousands)	2002	2001	2002	2001

Net income (loss) by business segment
Banking	$13,036	$22,301	$68,317	$81,229
Real estate investment	1,468	(535)	3,810	(144)

Total net income	$14,504	$21,766	$72,127	$81,085

Selected financial ratios
Effective interest rate spread	2.83%	2.85%	2.91%	2.87%
Efficiency ratio (a)	66.45	52.29	53.32	46.02
Return on average assets	0.51	0.82	0.87	1.00
Return on average equity	7.41	12.63	12.51	16.31

Asset activity
Loans for investment portfolio: (b)
Originations:
Residential one-to-four units	$881,577	$770,588	$2,730,772	$1,992,653
Residential one-to-four units — subprime	150,531	101,128	407,687	345,713
All other	42,576	56,554	208,298	129,010
Repayments	(927,653)	(968,918)	(2,820,902)	(2,769,581)
Loans originated for sale portfolio (b)	1,799,673	1,116,589	4,131,463	3,210,267

Increase (decrease) in loans (including
mortgage-backed securities)	1,399,004	(68,724)	1,552,624	(171,864)

Increase (decrease) in assets	1,387,879	(105,622)	1,413,052	(177,569)

Increase (decrease) in deposits	366,374	(171,282)	437,366	786,093

Increase (decrease) in borrowings	456,182	34,663	347,077	(1,051,145)

Earnings Release and Table Listing

	September 30,	December 31,	September 30,
	2002	2001	2001

Capital ratios (Bank only)
Tangible	6.36%	7.10%	7.04%
Core	6.36	7.10	7.04
Risk-based	13.65	14.53	14.11

Book value per share	$28.21	$26.01	$24.76

Number of branches including in-store locations	156	137	134

(a) The amount of general and administrative expense incurred for each $1 of net interest income plus other income, except for income associated with real estate held for investment and securities gains or losses.
(b) Included minor amounts of loans purchased.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended September 30,

	2002			2001

			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in Thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Average balance sheet data
Interest-earning assets:
Loans	$10,475,813	$150,987	5.77%	$9,893,414	$187,867	7.60%
Mortgage-backed securities	32,601	287	3.52	4,951	62	5.01
Investment securities	387,325	3,650	3.74	420,635	5,767	5.44

Total interest-earning assets	10,895,739	154,924	5.69	10,319,000	193,696	7.51
Non-interest-earning assets	392,952			354,634

Total assets	$11,288,691			$10,673,634

Transaction accounts:
Non-interest-bearing checking	$301,169	$-	-%	$313,665	$-	-%
Interest-bearing checking (a)	414,909	323	0.31	406,779	501	0.49
Money market	114,544	487	1.69	93,388	648	2.75
Regular passbook	3,222,127	18,566	2.29	1,184,206	9,426	3.16

Total transaction accounts	4,052,749	19,376	1.90	1,998,038	10,575	2.10
Certificates of deposit	4,766,674	40,222	3.35	6,929,044	96,458	5.52

Total deposits	8,819,423	59,598	2.68	8,927,082	107,033	4.76
Borrowings	1,396,414	15,314	4.35	805,879	10,176	5.01
Capital securities	120,000	3,040	10.14	120,000	3,040	10.14

Total deposits, borrowings and capital securities	10,335,837	77,952	2.99	9,852,961	120,249	4.84
Other liabilities	169,552			131,469
Stockholders’ equity	783,302			689,204

Total liabilities and stockholders’ equity	$11,288,691			$10,673,634

Net interest income/interest rate spread		$76,972	2.70%		$73,447	2.67%
Excess of interest-earning assets over deposits,
borrowings and capital securities	$559,902			$466,039
Effective interest rate spread			2.83			2.85

	Nine Months Ended September 30,

Interest-earning assets:
Loans	$10,161,564	$459,712	6.03%	$10,043,997	$604,449	8.02%
Mortgage-backed securities	73,283	2,503	4.55	6,121	277	6.03
Investment securities	412,504	12,532	4.06	450,942	20,171	5.98

Total interest-earning assets	10,647,351	474,747	5.95	10,501,060	624,897	7.93
Non-interest-earning assets	394,442			357,013

Total assets	$11,041,793			$10,858,073

Transaction accounts:
Non-interest-bearing checking	$293,964	$-	-%	$285,427	$-	-%
Interest-bearing checking (a)	421,894	1,065	0.34	404,065	1,633	0.54
Money market	112,830	1,497	1.77	90,869	1,903	2.80
Regular passbook	2,875,959	52,502	2.44	942,245	23,369	3.32

Total transaction accounts	3,704,647	55,064	1.99	1,722,606	26,905	2.09
Certificates of deposit	4,929,779	133,290	3.61	6,968,361	309,315	5.93

Total deposits	8,634,426	188,354	2.92	8,690,967	336,220	5.17
Borrowings	1,373,979	45,226	4.40	1,254,497	53,700	5.72
Capital securities	120,000	9,122	10.14	120,000	9,122	10.14

Total deposits, borrowings and capital securities	10,128,405	242,702	3.20	10,065,464	399,042	5.30
Other liabilities	144,425			129,714
Stockholders’ equity	768,963			662,895

Total liabilities and stockholders’ equity	$11,041,793			$10,858,073

Net interest income/interest rate spread		$232,045	2.75%		$225,855	2.63%
Excess of interest-earning assets over deposits,
borrowings and capital securities	$518,946			$435,596
Effective interest rate spread			2.91			2.87

(a) Included amounts swept into money market deposit accounts.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

(In Thousands)	2002	2001	2002	2001

Loan and deposit related fees
Loan related fees:
Prepayment fees	$3,523	$6,384	$12,349	$18,364
Other fees	2,366	2,257	6,525	6,287
Deposit related fees:
Automated teller machine fees	2,051	1,671	5,262	4,854
Other fees	3,908	2,962	10,626	8,135

Total loan and deposit related fees	$11,848	$13,274	$34,762	$37,640

Net gains (losses) on sales of loans and mortgage-backed
securities
Mortgage servicing rights	$9,304	$10,294	$34,457	$29,091
All other components excluding SFAS 133	(7,612)	(4,911)	(14,142)	(11,578)
SFAS 133	(2,663)	(1,149)	1,811	(2,130)

Total net gains (losses) on sales of loans and

mortgage-backed securities	$(971)	$4,234	$22,126	$15,383

Total as percent of loans and mortgage-backed securities sold	(0.06)%	0.38%	0.55%	0.50%

Loan servicing income (loss), net
Income from servicing operations	$3,200	$2,576	$9,237	$6,551
Amortization of MSRs	(4,120)	(2,495)	(10,289)	(6,857)
Provision for impairment	(18,043)	(11,852)	(34,116)	(22,548)

Total loan servicing loss, net	$(18,963)	$(11,771)	$(35,168)	$(22,854)

Mortgage servicing rights activity
Gross balance at beginning of period	$81,100	$55,848	$65,630	$46,214
Additions	9,304	10,294	34,457	29,091
Amortization	(4,120)	(2,495)	(10,289)	(6,857)
Sales	-	(582)	(35)	(2,910)
Impairment write-down	(2,579)	(1,414)	(6,058)	(3,887)

Gross balance at end of period	83,705	61,651	83,705	61,651

Allowance balance at beginning of period	21,329	13,706	8,735	5,483
Provision for impairment	18,043	11,852	34,116	22,548
Impairment write-down	(2,579)	(1,414)	(6,058)	(3,887)

Allowance balance at end of period	36,793	24,144	36,793	24,144

Total mortgage servicing rights, net	$46,912	$37,507	$46,912	$37,507

Estimated fair value (a)	$46,986	$37,507	$46,986	$37,507
Weighted average expected life (in months)	39	59	39	59
Weighted average discount rate	8.19%	9.21%	8.19%	9.21%

Earnings Release and Table Listing

	September 30,	December 31,	September 30,
(Dollars in Thousands)	2002	2001	2001

Mortgage loans serviced for others
Total	$7,502,157	$5,805,811	$5,458,970
With capitalized mortgage servicing rights: (a)
Amount	7,355,700	5,379,513	5,078,088
Weighted average interest rate	6.71%	6.97%	7.19%
Custodial escrow balances	$21,628	$10,596	$15,415

(a) The estimated fair value may exceed book value for certain asset strata and excluded loans sold or securitized prior to 1996 and loans temporarily sub-serviced without capitalized mortgage servicing rights.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	September 30,	December 31,	September 30,
(Dollars in Thousands)	2002	2001	2001

Loans held for investment
Loans secured by real estate:
Residential one-to-four units	$8,285,998	$7,699,061	$7,567,462
Residential one-to-four units — subprime	1,420,081	1,506,719	1,605,994

Total residential one-to-four units	9,706,079	9,205,780	9,173,456
Residential five or more units	8,430	11,179	11,489
Commercial real estate	77,665	112,509	142,480
Construction	110,125	84,942	99,161
Land	53,885	22,028	21,121
Non-mortgage:
Commercial	17,792	22,017	22,762
Automobile	14,475	24,529	29,109
Other consumer	54,779	50,908	53,243

Total loans held for investment	10,043,230	9,533,892	9,552,821
Increase (decrease) for:
Undisbursed loan funds and net deferred costs and premiums	(7,930)	16,636	16,660
Allowance for losses	(34,880)	(36,120)	(35,043)

Total loans held for investment, net	$10,000,420	$9,514,408	$9,534,438

Loans held for sale, net
Residential one-to-four units	$662,292	$509,350	$371,237
Capitalized basis adjustment (a)	3,295	(10,326)	2,252

Total loans held for sale	$665,587	$499,024	$373,489

Delinquent loans
30-59 days	$29,714	$32,859	$30,249
60-89 days	18,299	22,048	16,826
90+ days (b)	48,585	55,789	48,414

Total delinquent loans	$96,598	$110,696	$95,489

Delinquencies as a percentage of total loans	0.90%	1.10%	0.96%

Non-performing assets
Non-accrual loans:
Residential one-to-four units	$36,068	$43,210	$29,266
Residential one-to-four units — subprime	36,304	31,166	31,076
Other	823	2,668	2,927

Total non-accrual loans	73,195	77,044	63,269
Troubled debt restructure — below market rate (c)	203	203	204
Real estate acquired in settlement of loans	15,441	15,366	11,870
Repossessed automobiles	15	19	28

Total non-performing assets	$88,854	$92,632	$75,371

Non-performing assets as a percentage of total assets	0.71%	0.83%	0.70%

(a) Reflects the change in fair value from date of interest rate lock commitment to date of origination.
(b) All 90 day or greater delinquencies are on non-accrual status and reported as part of non-performing assets.
(c) Represents one residential one-to-four unit loan.

.Note: Certain prior period amounts have been reclassified to conform to the current presentation.